Exhibit 99.1

March 2019

Certain statements contained in this presentation that are not historical facts, including any statements as to future market conditions, results of operations, and financial projections, are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to safe harbor created thereby. These forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from future express or implied results. Although SPX believes that the expectations reflected in its forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. In addition, estimates of future operating results are based on the company’s existing operations and complement of businesses, which are subject to change. Particular risks facing SPX include risks relating to market specific cycles and weather related fluctuations; economic, business and other risks stemming from changes in the economy; legal and regulatory risks; cost of raw materials; pricing pressures; our reliance on U.S. revenues and international operations; our 2015 spin-off transaction; the effectiveness, success, and timing of restructuring plans; our ability to manage changes and measure and estimate the expected revenue, cost and claims associated with our power projects in South Africa; pension funding requirements; liabilities retained in connection with dispositions, and integration of acquisitions. More information regarding such risks can be found in SPX’s Annual Report on Form 10-K and other SEC filings. Statements in this presentation are only as of the time made, and SPX disclaims any responsibility to update or revise such statements except as required by regulatory authorities. This presentation includes non-GAAP financial measures. Reconciliation of the non-GAAP financial measures with the most comparable measures calculated and presented in accordance with GAAP is available in the appendix to this presentation and in our applicable SEC fillings, which are available on our website. We believe that these non-GAAP measures are useful to investors in evaluating our operating performance and our management of business from period to period. We have not reconciled non-GAAP financial measures guidance to their nearest GAAP equivalents because we do not provide guidance for items that we do not consider indicative of our on-going performance and that are out of our control and/or cannot be reasonably predicted. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP financial measures is not available without unreasonable effort. March 2019 2

Executive Management Gene Lowe President and CEO Scott Sproule VP, CFO and Treasurer March 2019 3

SPX Corporation Overview March 2019 SPX

Company Overview SPX Corporation ~$1.4b Adjusted Revenue* in 2018 SPX is a Leading Supplier of HVAC, Detection & Measurement and Engineered Solutions; The Majority of Revenue is Generated by North American Sales March 2019 5 Headquartered in Charlotte, NC A leading supplier of:89%6% HVAC products, Detection & Measurement technologies, and Engineered Solutions 5% ~4,000 employees NYSE Ticker: SPXC *Non-GAAP financial measure. Reconciliations from US GAAP financial measures are available in the Appendix of the presentation. 2018 Adjusted Revenue* by Region

Executive Highlights Continuing to Execute on Plan for Significant Value Creation March 2019 6 Well-positioned to invest for sustainable double digit earnings growth Solid FCF* conversion more than 110% of adjusted net income* ~$500M remaining capital available to deploy through 2020 Solid platform to expand (products, markets, channels) Completed three proprietary acquisitons in the last twelve months *Non-GAAP financial measure. Reconciliations from US GAAP financial measures are available in the Appendix of the presentation.

Strong Brands and Attractive Market Dynamics 2018 Adjusted Revenue* ~$1.4B Replacement Sales *Non-GAAP financial measure. Reconciliations from US GAAP financial measures are available in the Appendix of the presentation. (1) Weil-McLain, a division of The Marley-Wylain Company March 2019 7 ~70% of Revenue from 70% Management Estimates ~90% of Revenue from #1 or #2 Market Position 90% (1) Management Estimates

Key Product Offerings and Financial Profile by Segment Electrical heating products Communication technologies Adjusted segment income *Non-GAAP financial measure. Reconciliations from US GAAP financial measures are available in the Appendix of the presentation. March 2019 8 Power transformers2018: Cooling towers $537m revenue Segment income margin 6.5% Location & Inspection2018: Fare collection systems $321m adjusted revenue* Obstruction lightingmargin* 25.3% Package cooling units2018: Fluid coolers $582m revenue Residential and Non-Residential Boilers Segment income margin 15.5%

Transformation of SPX – 2015 Through 2018 % Power generation end markets >30% <5% Adjusted operating income % 3.7% 10.2% Free Cash Flow conversion Nominal 122% Expected liquidity to deploy $200 by 2018 ~$500 through 2020† 1) Non-GAAP financial measure. Reconciliations from US GAAP financial measures are available in the applicable earnings release on 2/25/2016. 2) Non-GAAP financial measure. Reconciliations from US GAAP financial measures are available in the Appendix of the presentation. 3) Calculated as defined by SPX’s credit facility agreement. †Updated capacity at March 2019 Investor Event March 2019 9 Stock price~$9 End of Year~$36.48 As of 3/1/19 Debt/EBITDA3 2.5x1.7x South African projects (Status)3 of 5 scopes remaining1 of 5 scopes remaining Adjusted segment income %8.0%14.3% $ Ms (except per share data)2015 1 20182 Adjusted revenue$1,692$1,441

SPX Margin Transformation $1.6B 8% 10.2% 5.1% 3.7% 2% *Non-GAAP financial measure. Reconciliations from US GAAP financial measures are available in the applicable earnings release or in the Appendix of the presentation. Note: We have not reconciled non-GAAP financial measures guidance to their nearest GAAP equivalents because we do not provide guidance fo r items that we do not consider indicative of our on-going performance and that are out of our control and/or cannot be reasonably predicted. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP financial measures is not available without unreasonable effort. †Adjusted figures exclude amortization. Actions Taken In Last Three Years Have Significantly Strengthened SPX’s Financial Profile March 2019 10 Adjusted Operating Income Margin Revenue ~$1.5B 12% 10%~11.0%~12.0% 6%8.8% 4%7.0% 0% 2015*20162016*2017*2018*†2019E2020E (asGuidance(asGuidanceTargets reportedreported 2/25/16)2/23/17) Adjusted EPS* N/A$1.10$1.47$1.75$2.27$2.50-2.65$2.90-3.10

Value Creation Roadmap Organic Growth New products Channel expansion Adjacent markets SPX Business System Policy deployment Operational excellence Due diligence/integration Inorganic Growth Focus in HVAC and D&M Significant capital to deploy Large target pipeline Culture & Values Leadership development Results/accountability Integrity March 2019 11

Segment Overview March 2019 SPX

HVAC

HVAC Segment Overview 15.5-16.5% 15.7% 16.0% 14.5% 15.5% Strong Product Brands and Leading Market Positions Across HVAC Heating and Cooling Product Portfolio March 2019 14 2018 Revenue by Geography 4% 86%10% RevenueOrganic CAGR Segment income %$582$570-5802.0-4.0% $510$511 15.5-($ millions) 2016201720182019E2020E . *Non-GAAP financial measure. Reconciliations from US GAAP financial measures are available in the Appendix of the presentation. Note: We have not reconciled non-GAAP financial measures guidance to their nearest GAAP equivalents because we do not provide guidance fo r items that we do not consider indicative of our on-going performance and that are out of our control and/or cannot be reasonably predicted. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP financial measures is not available without unreasonable effort. Segment GM%34%32%Low 30’sLow 30’s Segment EBITDA*$86$80$95$95-100 2018 Revenue by Product Heating2018Cooling ProductsRevenueProducts 52%$582m48%

Strategic Growth Initiatives Commercialize NC Everest (Cooling) Grow Evergreen (high-efficiency boiler) Expand refrigeration – Evaporative Condenser; LS Fluid Cooler Grow combi-boilers (AquabalanceTM) Expand geographic and vertical market channels Execute multi-level sales activities End user, architect/engineer, mechanical contractor Drive strategic sourcing, productivity initiatives Several Attractive Opportunities to Expand and Grow HVAC Platform March 2019 15 Operational Excellence Channel Development Adjacent Markets New Product Development

Cooling Products Overview Towers $282m Index) 72% Strong Product Brands and Leading Market Positions Across Cooling Product Portfolio March 2019 16 Cooling products used in non-residential, commercial construction, process cooling and refrigeration applications Well-recognized product brands: Marley and Recold Well-established sales channel including reps and distributors Demand generally follows construction trends (e.g., Dodge Approximately 50% replacement sales 2018 Revenue by Product Parts & Service 10% 2018Package RevenueCooling 90% 2018 Revenue by Geography 8% 20%

Cooling Product Examples Strong Product Portfolio of Cooling Technologies with Opportunity for Expansion March 2019 17 Recold Fluid Cooler High performance design Low cost of ownership Marley NC Cooling Tower High efficiency Low drift rates Quiet by design Long-life construction

Cooling - Key New Products Strong Brand Identity and Well Established Channel Support a Broader NPI Impact March 2019 18 Marley MD Everest Tower Launched in Early 2018 for larger applications 85% more cooling capacity than any other pre-assembled tower Installation 80% faster than field erected cooling towers Marley LW Fluid Cooler Launched in Q4 2016 High efficiency, low height fluid cooler Awarded first order in Q4 2016 Evaporative Condenser Launched in 2015 Adjacent product and market (refrigeration)

Heating Products Overview Products Revenue Demand for boiler systems is seasonal: Boiler Systems Strong Product Brands and Leading Market Positions in North America; Financial Performance Seasonally Strong in Second Half March 2019 19 2018 Revenue by Product North American businesses with strong brands Products used in residential and non-residential Electrical Heatingmarkets and sold primarily through distributors 201835% $300m 65% Concentrated in the fourth quarter Approximately 80% replacement revenues

Heating Product Examples Broad Product Offering of Heating Solutions for Residential and Light Commercial Applications March 2019 20 Residential Boilers High efficiency natural gas Standard cast iron Unique hybrid design Gas Combi boilers Commercial Boilers High efficiency natural gas Standard cast iron Electrical Heating Products Digital wall heaters Wash-down, corrosion resistant heaters Aluminum convection heaters

Heating – Key New Products Growth Oriented Initiatives Several New Successful High Efficiency Product Launches March 2019 21 New Product Development: SVF Commercial Stainless Steel Boiler •Seven new product introductions in the high efficiency boiler category since 2015 AquaBalance Residential •New launches have expanded addressable marketCombi Boiler coverage from 64% to 95% •Established “Good, Better, Best” line structure in Residential segment •Only boiler OEM with three material options in Commercial segment

Detection & Measurement

Detection & Measurement Segment Overview Adjusted segment income* % 2.0-6.0% $385-395 $260 50% 26.0% 25.3% 2016† 2017 2018 2019E 2020E *Non-GAAP financial measure. Reconciliations from US GAAP financial measures are available in the Appendix of the presentation. Note: We have not reconciled non-GAAP financial measures guidance to their nearest GAAP equivalents because we do not provide guidance Attractive Platform for Growth Investments; Long-Term Targets Include 2% to 6% Annual Organic Revenue Growth March 2019 23 Adjusted revenue*Organic CAGR $321 $22623.0-23.0-24.4% 20.0% ($ millions) .EBITDA* for items that we do not consider indicative of our on-going performance and that are out of our control and/or cannot be reasonably predicted. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP financial measures is not available without unreasonable effort. †GAAP financial measure. Segment GM%46%46%Mid 40’sMid 40’s Segment$49$68$86$95-100 2018 Revenue by Product Fare Collection Technologies 20% 2018Location & Revenue Inspection $321mEquipment Communication Technologies 30% 2018 Revenue by Geography 17% 77%6%

Strategic Growth Initiatives Scale new GPS-enabled locator Grow fare-collection solutions platform Build out geographic and vertical channels New LED Red lighting solution Aged bus fleet (fare collection) Communication technologies infrastructure Drive productivity and sourcing initiatives Internet of Things (IOT) Several Attractive Opportunities to Expand and Grow Detection & Measurement Platform March 2019 24 Operational Excellence Upgrade Installed Base Adjacent Markets New Product Development

Location & Inspection Overview 66% Radiodetection is a Leading Global Supplier of Equipment to Locate and Inspect Buried Cables & Pipes March 2019 25 A leading global supplier of location & inspection equipment for underground infrastructure Continuous new product enhancement and loyal customer base Key demand drivers: Global infrastructure growth Construction growth Health & Safety Legislation 2018 Revenue by Product Inspection Location33% 67%2018 Revenue $160m 2018 Revenue by Geography 25% 9%

Location & Inspection – Key New Products New Product Introduction Continues to Drive Performance March 2019 26 Pipeline Mapper Cable Avoidance Inspection Equipment

Communication Technologies Overview SMS & 2018 45% 55% $97m TCI, Flash and Sabik are Leaders in Their Respective Markets March 2019 27 TCI : A leading global supplier of spectrum monitoring, communication intelligence and geolocation technology Obstruction Lighting: A leading global supplier of Flash Technology and Sabik marine obstruction lighting products Key demand drivers: Global growth of wireless usage Increased spectrum provisioning and monitoring Anti-terrorism and drug interdiction effort Compliance with government & industry regulations Approximately two-thirds of sales are replacements Connectivity and lower maintenance benefits 2018 Revenue by Product Obstruction Lighting RevenueComm. Int. 2018 Revenue by Geography 15% 80%5%

Communication Technologies Products Our Communication Technologies Solutions are Adapting to Serve Evolving and Complex Customer Needs March 2019 28 Marine Obstruction Lighting Flash Lighting Systems SMS & Communications Intelligence

Transportation Strategic relationships with larger public infrastructure system integrators Genfare is a Leading North American Supplier in Fare Collection March 2019 29 Genfare is a leading North American supplier in fare collection: Historical market position concentrated on fare box installations Rapidly evolving technology in the market has driven a transformation in our business: Evolved from “farebox supplier” to “fare collection system provider” Invested in software, product development, program management and marketing New product introductions have expanded product offering to include: Mobile ticketing Cloud-based data hosting Remote ticket validator Point-of-sale delivery systems GENFARE

Transportation Products: Next Generation Fare Collection Fare Collection Suite of Products Integrated with Back-End Support; We Believe This is The New Industry Standard March 2019 30 Cloud-Based Infrastructure Software as a Service Service and Support Fast Fare Farebox Mobile Ticketing Legacy Farebox Fast Fare-e Point-of-Sale e-Fare

Engineered Solutions

Engineered Solutions Segment Overview Transfer/South Organic CAGR $561 2.0-3.0% $537 $530-540 6.5% 2016† 2017 2018 2019E 2020E *Non-GAAP financial measure. Reconciliations from US GAAP financial measures are available in the Appendix of this presentation. Note: We have not reconciled non-GAAP financial measures guidance to their nearest GAAP equivalents because we do not provide guidance fo r items that we do not consider indicative of our on-going performance and that are out of our control and/or cannot be reasonably predicted. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP financial measures is not available without unreasonable effort. †Non-GAAP financial measure as reported. Reconciliations from US GAAP financial measures are available in the Appendix of this presentation. Large Installed Base, Strong Product Offering and Brands; Well-Positioned to Achieve Margin Improvement March 2019 32 2018 Revenue by Geography 1% 99% Engineered Solutions revenueSegment income % $653(Project Selectivity and Exit of Heat African Ops.) 7.9%8.0%9-10% 4.9% ($ millions) Segment GM%16%17%Mid-teensMid-teens Segment$47$55$46$50-55 EBITDA* 2018 Revenue by Product Process Cooling 30% 2018 Revenue $537m Transformers 70%

Strategic Growth Initiatives Broaden component offerings Commercialize proprietary load tap changer (LTC) Expand service and components More selective on process cooling projects Large voltage/EHV transformers Supply to OEM customers Continue operational excellence initiatives Strategic sourcing, productivity and Lean Several Attractive Opportunities to Grow Profitability of Segment March 2019 33 Operational Excellence Expand Market Presence Evolve Business Model New Product Development

Engineered Solutions – Transformers Overview A Leading North American Supplier of Power Transformers March 2019 34 Transformer Business SPX is a leading supplier of power transformers into North America with strong brand equity Customers include: Public and private electric utilities Independent power producers Large industrial sites Two primary manufacturing locations: Waukesha, WI Goldsboro, NC Service and Components center in Dallas, TX

Transformers Overview - North American Market Replacement Transformers Expected to be Primary Demand Driver March 2019 35 Demand largely driven by replacement of aging installed base: Average age of installed base is ~40 years Electricity demand has been flat over the past decade, however new T&D construction continues driving demand for power transformers: Utility-scale solar and wind grid connections New capacity of natural gas power plants Grid reliability initiatives: Transmission projects, spare units Regulatory standards have influence on customer spending habits: Energy Policy Act of 2005 FERC Electric Reliability Standards (2007 and Order 1000) American Reinvestment and Recovery Act of 2009

Transformer Product and Service Examples Leading North American Supplier of Medium Power Transformers March 2019 36 Large Power (High Voltage) Transformer Transformer Service

Process Cooling Overview Cooling $163m abroad Repositioning Business for Greater Aftermarket Opportunities March 2019 37 Based in the U.S., a leading global manufacturer of cooling towers and parts & components Continuous new product enhancements and exceptional quality equipment for more than a century Large installed base in U.S. and Growing component and aftermarket opportunities Greater selectivity in projects 2018 Revenue by Product Other 26% 2018 RevenueTowers 74% 2018 Revenue by Geography 3% 0% 97%

Process Cooling – Key New Products Aftermarket Service and Components is Focus Area of New Product Initiatives March 2019 38 Air Flow Components TBD Heat Transfer Media Gear Reducer

& Financial Position Capital Allocation March 2019 SPX

Capital Allocation Discipline (1) Net Debt and EBITDA as defined in SPX Corporation’s credit agreement March 2019 40 Methodology Expected Outcome 1)Utilize strategic planning process to evaluate future revenue and earnings growth Quantify projected future cash flows and estimate total company valuation 2)Maintain target capital structure Net Debt to EBITDA(1) target range: 1.5x to 2.5x 3)Invest available capital in highest, risk-adjusted, return opportunities Cost reduction initiatives Organic business development Bolt-on acquisitions Return of capital to shareholders

Capital Structure 2.7x Financing Short-term debt $113.1 $31.9 1.7x Q3 2018 Q4 2018 Pro forma LT Target March 2019 41 Leverage Ratios Incl. Sabik 2.3x Current maturities of long-term debt9.318.01.9x2.0x1.5-2.5x Long-term debt340.6331.9 Total Debt$463.0$381.8 Less: Cash on hand (61.9) (68.8) Net Debt$401.1$313.0 Bank Net Leverage*Gross Leverage * Calculated as defined by SPX’s credit facility agreement. ($millions) Q3 2018 FYE 2018

Cash Flow & Liquidity Targeting more than 110% Free Cash Flow* ($ in millions) March 2019 42 ($ in millions) ConversionTerm Debt Repayment Schedule Substantial capital available after addressing bank debt and South African Project obligations$298 Projecting ~$500 million of capacity for capital allocation through 2020$18$18$18 Growth investments in focus businesses20182019202020212022 Active M&A pipeline *Calculated as defined RbyeSPtXu’srcnredoitffaccialitpy aigtraeelmteont.sNhetadreebthsuobtlrdacetsrcsash in excess of $50 million. ** Uses gross debt and LTM EBITDA as defined by SPX’s credit facility agreement. *Non-GAAP financial measure. Reconciliation to its nearest US GAAP financial measure is available elsewhere in the Appendix of the presentation.

SPX Acquisition Approach larger targets March 2019 43 Qualitative Quantitative Focused on building existing platforms Existing markets or close adjacencies Engineered products Attractive growth opportunities Secular growth drivers Fragmented market with consolidation opportunities Differentiated offering through technology, brand or channel Revenue transaction size $20-$200 million (primary focus); opportunistically consider Cash ROIC > double digits 3-5 yrs Accretive to adjusted EPS in year 1, GAAP EPS in year 2

Recent Inorganic Investments Global Leader in Inspection Equipment CUES Market Leading Inspection Equipment Radiodetection Inspection Equipment Strengthens Global Leadership in Engineered Specialty Lighting Flash Technology Obstruction Lighting Equipment Sabik Market Leading Marine Lighting Products March 2019 44

Schonstedt Overview Company Profile 2017 Sales: $9M Purchase multiple*: <7x post-synergies Description: Manufacturer of magnetic locator products used for locating underground utilities and other buried objects. Acquisition Rationale: XTpc Pipe and Cable Locator • • • • Strengthens Detection & Measurement Highly complementary locator technology Market leader Attractive growth profile GA-92XTd Magnetic Locator Rex Multi-Frequency Pipe & Cable Locator *Purchase price, net cash acquired, divided by 2017 EBITDA plus expected synergies over a 3-year period. March 2019 45

CUES Overview Company Profile CUES Digital Universal Camera 2017 Sales: ~$86M Purchase multiple*: <10x post-synergies Description: Leading manufacturer of inspection and rehabilitation equipment. Acquisition Rationale: Mobile Inspection Units CUES SPiDER Scanner • • Strengthens Detection & Measurement Significantly increases presence in inspection market Market leading product portfolio Attractive growth profile • • *Purchase price, net cash acquired, divided by 2017 EBITDA plus expected synergies over a 3-year period. March 2019 46

Sabik Overview Company Profile 2018 Sales: ~$27M Purchase multiple*: <10x post-synergies Description: Leading manufacturer of marine and obstruction lighting Acquisition Rationale: • Complementary fit with our Flash Technology business Strengthens aids-to-navigation specialty lighting solutions Market leading product portfolio Attractive growth platform and opens new market opportunities • • • *Purchase price, net cash acquired, divided by 2018 EBITDA plus expected synergies over a 3-year period. March 2019 47

2016-2020E SPX Adjusted Profit Measures ADJUSTED SEGMENT INCOME ($M) ADJUSTED EPS $2.58 $3.00 ~$225 $207 $182 $2.27 $157 $1.75 $1.47 2016* 2017* 2018* 2019E 2020E 2016* 2017* 2018* 2019E 2020E *Non-GAAP financial measure. Reconciliations from US GAAP financial measures are available in the appendix of this presentation. Note: We have not reconciled non-GAAP financial measures guidance to their nearest GAAP equivalents because we do not provide guidance for items that we do not consider indicative of our on-going performance and that are out of our control and/or cannot be reasonably predicted. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP financial measures is not available without unreasonable effort. Continuous Delivery of Value Creation March 2019 48 Includes Some Capital Deployment

2016-2020E SPX Adjusted Profit Measures ADJUSTED FREE CASH FLOW ($M) $123 ADJUSTED EBITDA ($M) ~$200 $170 12% 14% 13% $139 10% $126 9% $82 $75 120% 122% 107% 2016* 2017* 2018* 2019E 2020E 2016* 2017* 2018* 2019E 2020E *Non-GAAP financial measure. Reconciliations from US GAAP financial measures are available in the appendix of this presentation. Note: We have not reconciled non-GAAP financial measures guidance to their nearest GAAP equivalents because we do not provide guidance for items that we do not consider indicative of our on-going performance and that are out of our control and/or cannot be reasonably predicted. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP financial measures is not available without unreasonable effort. Continuous Delivery of Value Creation March 2019 49 EBITDA % CONVERSION % > 110%

Financial Targets March 2019 SPX

Long-Term Financial Targets 2020 Financial Targets *Non-GAAP financial measure. ~$500M of Capital Available to Deploy Through 2020; Clear Line of Sight to Sustainable Double Digit Adjusted EPS* Growth March 2019 51 $1.6B adjusted revenue* 12% adjusted operating income margin* $2.90 - $3.10 adjusted EPS* excluding amortization >110% Free cash flow* conversion of adjusted net income

Appendix March 2019 SPX

2019 Adjusted EPS Guidance - Key Drivers • Favorable Economic Policy/Infrastructure Stimulus $2.65 • • • • Stronger-Than-Normal Seasonal Heating Demand Commercial Growth Accelerates Greater-Than-Anticipated Price-Cost Tailwinds Accelerated Project-Related Sales $2.58 Base Case • • • • Weaker-Than-Anticipated Price-Cost Tailwind Commercial Growth Decelerates Weaker-Than Normal Seasonal Heating Demand Delayed Project-Related Sales $2.50 • Unfavorable Political Events/Economic Instability Note: We have not reconciled non-GAAP financial measures guidance to their nearest GAAP equivalents because we do not provide guidance fo r items that we do not consider indicative of our on-going performance and that are out of our control and/or cannot be reasonably predicted. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP financial measures is not available without unreasonable effort. March 2019 53

2019 Modeling Considerations March 2019 54 Metric Commentary/Assumptions Corporate costs Low $40Ms Long-term incentive comp $14-15M Restructuring costs $1M Interest cost $21-22M Equity earnings, other $4-5M Tax rate Approximately 23% Capex $15-17M Cash cost of pension + OPEB Approximately $16M D&A Approximately $32M, mostly in COGS, including approximately $6M of amortization Share count 45.0-45.5M FCF Conversion Targeting 110% of Adjusted Net Income Currency effect Topline sensitivity to USD-GBP rate

Organic Segment Financial Outlook *Non-GAAP financial measure. We have not reconciled non-GAAP financial measures guidance to their nearest GAAP equivalents because we do not provide guidance for items that we do not consider indicative of our on-going performance and that are out of our control and/or cannot be reasonably predicted. Accordingly, a reconciliation of the non -GAAP financial measure guidance to the corresponding GAAP financial measures is not available without unreasonable effort. March 2019 55 HVAC Adjusted Detection & Measurement* Engineered Solutions SPX Total Adjusted* 2019 Revenue ~$575m ~$390m ~$535m $1.5b Long-term Modeling Target Total Organic Revenue Growth 2% to 4% 2% to 6% 2% to 3% 2% to 4% 2019 Segment Income % 15.5-16.0% 23-24% 8% 15% Long-term Modeling Target Adjusted Segment Income % 15.5% to 16.5% 23% to 26% 9% to 10% 16% to 17%

South African Projects Overview Medupi & Kusile Power Stations customers These Two Power Stations Expected to Add ~10 GW of Power Capacity When Completed March 2019 56 Two mega-projects sites: Twelve 800 mega-watt coal-fired plants (six at each project site) Total project value of ~$1.3B Eskom is a state-owned South African utility GE/Alstom and Mitsubishi Hitachi are ourBoiler IslandTurbine Island One scope of work remaining (of five original scopes)

South African Projects Status Pre-2015 2015 2016 2017 2018 2019 2020+ Scope 1 Scope 2 Substantial Completion by End of 2019 Scope 3 Scope 4 Scope 5 $33M 2016 Modest Cash Usage Through Final Construction $49M 2017 $24M 2018 Cash Usage*: *Net of U.S. tax benefits related to South Africa for 2017 forward Project Execution Finalizing/Engaged in Dispute Resolutions March 2019 57

FY 2016 Engineered Solutions Adjusted Revenue, Adjusted Gross Profit and Adjusted Segment Income to U.S. GAAP Reconciliation ($ millions) FY 2016 Engineered Solutions revenue Exclude: South African projects Engineered Solutions adjus ted revenue $ 736.4 83.3 $ 653.1 Engineered Solutions gros s profit as a percent of revenues Exclude: South African projects Engineered Solutions adjus ted gros s profit as a percent of Engineered Solutions adjus ted revenue 97.7 13% (5.8) 103.5 16% Engineered Solutions s egment income Exclude: Los s es from South African projects Engineered Solutions adjus ted s egment income as a percent of Engineered Solutions adjus ted revenue $ 17.3 (14.5) $ 31.8 4.9% March 2019 58

FY 2016 Consolidated EBITDA to U.S. GAAP Reconciliation ($ millions) FY 2016 Cons olidated Revenue Exclude: South African projects Adjus ted revenues Adjus ted operating income as a percent of adjus ted revenue Adjus tments : Depreciation & amortization Other income/(expens e) Adjus ted EBITDA as a percent of adjus ted revenue $ 1,472.3 83.3 $ 1,389.0 $ 96.7 7.1% 26.5 1.8 $ 125.0 9.0% March 2019 59

FY 2018, FY 2017 and FY 2016 Segment EBITDA to U.S. GAAP Reconciliation March 2019 60 ($ millions) HVAC Segment FY 2018FY 2017FY 2016 Segment income $ 90.0 $ 74.1 $ 80.2 Depreciation & amortization 5.4 5.5 5.3 HVAC Segment EBITDA $ 95.4 $ 79.6 $ 85.5 Detection & Meas urement Segment Adjus ted Segment income $ 78.3 $ 63.4 $ 45.3 Depreciation & amortization 7.6 4.1 3.5 Detection & Meas urement Segment EBITDA $ 85.9 $ 67.5 $ 48.8 Engineered Solutions Segment Adjus ted Segment income $ 35.0 $ 44.2 $ 31.8 Depreciation & amortization 10.6 10.4 15.2 Engineered Solutions Segment EBITDA $ 45.6 $ 54.6 $ 47.0

FY 2018 Adjusted Earnings Per Share to U.S. GAAP Reconciliation GAAP Adju s tm e n ts Adju s te d ($ millions) Segment income (1) Corporate expens e (2) Long-term incentive compens ation expens e Special charges , net (3) Los s on s ale of dry cooling Operating income $ 178.5 (48.5) (15.5) (6.3) $ 24.8 4.9 — 5.0 $ 203.3 (43.6) (15.5) (1.3) (0.6) 0.6 — 107.6 35.3 142.9 Other income (expens e), net (4) Interes t expens e, net Los s on amendment/refinancing of s enior credit agreement (5) Income from continuing operations before income taxes Income tax provis ion (6) Income from continuing operations (7.6) (20.0) (0.4) 8.5 — 0.9 (20.0) 0.4 — 79.6 (1.4) 44.2 (24.0) 123.8 (25.4) 78.2 20.2 98.4 Dilutive s hares outs tanding 44.660 44.660 Earnings per s hare from continuing operations $ 1.75 $ 2.20 (1) Adjus tment repres ents the removal of operating los s es as s ociated with the South Africa and Heat Trans fer bus ines s es , and the inventory s tep-up charge and backlog amortization related to the Cues and Schons tedt acquis itions . (2) Adjus tment repres ents the removal of acquis ition related expens es incurred during the period partially offs et by corporate cos ts allocated to Heat Trans fer that will remain pos t wind-down. (3) Adjus tment repres ents removal of res tructuring charges as s ociated with the South Africa and Heat Trans fer bus ines s es . (4) Adjus tment repres ents the removal of non-s ervice pens ion and pos tretirement items and removal of foreign currency los s es as s ociated with the South Africa and Heat Trans fer bus ines s es . (5) Adjus tment repres ents the removal of a non-cas h charge as s ociated with an amendment to our s enior credit agreement. (6) Adjus tment repres ents the tax impact of items (1) through (5) above and the removal of certain income tax benefits that are cons idered non-recurring. March 2019 61

FY 2018 Adjusted Earnings Per Share to U.S. GAAP Reconciliation

SPX

($ millions)

	GAAP	Adjustments	Adjusted
Segment income [1]	$ 178.5	$ 24.8	$ 203.3
Corporate expense [2]	(48.5)	4.9	(43.6)
Long-term incentive compensation expense	(15.5)	—	(15.5)
Special charges, net [3]	(6.3)	5.0	(1.3)
Loss on sale of dry cooling	(0.6)	0.6	—
Operating income	107.6	35.3	142.9
Other income (expense), net [4]	(7.6)	8.5	0.9
Interest expense, net	(20.0)	—	(20.0)
Loss on amendment/refinancing of senior credit agreement [5]	(0.4)	0.4	—
Income from continuing operations before income taxes	79.6	44.2	123.8
Income tax provision [6]	(1.4)	(24.0)	(25.4)
Income from continuing operations	78.2	20.2	98.4
Dilutive shares outstanding	44.660		44.660
Earnings per share from continuing operations	$ 1.75		$ 2.20

[1] Adjustment represents the removal of operating losses associated with the South Africa and Heat Transfer businesses, and the inventory step-up charge and backlog amortization related to the Cues and Schonstedt acquisitions.

[2] Adjustment represents the removal of acquisition related expenses incurred during the period partially offset by corporate costs allocated to Heat Transfer that will remain post wind-down.

[3] Adjustment represents removal of restructuring charges associated with the South Africa and Heat Transfer businesses.

[4] Adjustment represents the removal of non-service pension and postretirement items and removal of foreign currency losses associated with the South Africa and Heat Transfer businesses.

[5] Adjustment represents the removal of a non-cash charge associated with an amendment to our senior credit agreement.

[6] Adjustment represents the tax impact of items (1) through (5) above and the removal of certain income tax benefits that are considered non-recurring.

March 2019 61

FY 2017 Adjusted Earnings Per Share to U.S. GAAP Reconciliation

SPX

($ millions)

	GAAP	Adjustments	Adjusted
Segment income [1]	$ 124.9	$ 56.8	$ 181.7
Corporate expense	(46.2)	(0.9)	(47.1)
Long-term incentive compensation expense	(15.8)	—	(15.8)
Pension service cost	(0.3)	—	(0.3)
Special charges, net [2]	(2.7)	1.5	(1.2)
Operating income	59.9	57.4	117.3
Other expense, net [3]	(7.1)	5.4	(1.7)
Interest expense, net [4]	(15.8)	0.6	(15.2)
Loss on amendment/refinancing of senior credit agreement [5]	(0.9)	0.9	—
Income from continuing operations before income taxes	36.1	64.3	100.4
Income tax provision (benefit) [6]	47.9	(72.0)	(24.1)
Income from continuing operations	84.0	(7.7)	76.3
Dilutive shares outstanding	43.905		43.905
Earnings per share from continuing operations	$ 1.91		$ 1.74

[1] Adjustment represents the removal of operating losses associated with the South Africa business and the operating income of the Heat Transfer busin

[2] Adjustment represents removal of restructuring charges associated with the South Africa and Heat Transfer businesses.

[3] Adjustment represents removal of a gain on interest rate swaps, as these swaps no longer qualified for hedge accounting in connection with an amend to our senior credit agreement, foreign currency losses associated with the South Africa and Heat Transfer businesses, and the removal of non-service pension and postretirement items.

[4] Adjustment relates to the removal of interest expense incurred in connection with borrowings under a line of credit in South Africa.

[5] Adjustment represents the removal of a non-cash charge associated with an amendment to our senior credit agreement.

[6] Adjustment represents the tax impact of items (1) through (5) above and the removal of certain income tax benefits that are considered non-recurring.

March 2019 62

FY 2016 Adjusted Earnings Per Share to U.S. GAAP Reconciliation

($ millions)

	GAAP	Adjustments	Adjusted
Segment income [1]	$ 142.8	$ 14.5	$ 157.3
Corporate expense	(41.7)	—	(41.7)
Pension and postretirement income (expense) [2]	(15.4)	16.0	0.6
Long-term incentive compensation expense	(13.7)	—	(13.7)
Special charges, net	(5.3)	—	(5.3)
Impairment of intangible assets [3]	(30.1)	30.1	—
Gain on sale of dry cooling business [4]	18.4	(18.4)	—
Operating income	55.0	42.2	97.2
Other income (expense), net [5]	(0.3)	2.1	1.8
Interest expense, net [6]	(14.0)	0.2	(13.8)
Loss on amendment/refinancing of senior credit agreement [7]	(1.3)	1.3	—
Income from continuing operations before income taxes	39.4	45.8	85.2
Income tax provision [8]	(9.1)	(14.1)	(23.2)
Income from continuing operations	30.3	31.7	62.0
Less: Net loss attributable to redeemable noncontrolling interest [9]	(0.4)	0.3	(0.1)
Net income from continuing operations attributable to SPX Corporation common shareholders	30.7	31.4	62.1
Adjustment related to redeemable noncontrolling interest [9]	(18.1)	18.1	—
Net income from continuing operations attributable to SPX Corporation common shareholders after adjustment to redeemable noncontrolling interest	12.6	49.5	62.1
Dilutive shares outstanding	42.161		42.161
Earnings per share from continuing operations	$ 0.30		$ 1.47

[1] Adjustment represents the removal of operating losses associated with the South African projects.
[2] Adjustment represents the removal of non-service pension and postretirement items.
[3] Adjustment represents the removal of a non-cash impairment charge associated with our Heat Transfer business.
[4] Adjustment represents removal of gain on sale of dry cooling business
[5] Adjustment represents removal of foreign currency losses associated with the South African projects.
[6] Adjustment relates to the removal of interest expense incurred in connection with borrowings under a line of credit in South Africa.
[7] Adjustment represents the removal of a non-cash charge associated an amendment to the senior credit agreement.
[8] Adjustment represents the tax impact of the items noted in (1) through (7) above.
[9] Adjustment represents removal of noncontrolling interest amounts associated with the South Africa projects.

March 2019 63

FY 2018 and FY 2017 Adjusted Segment Income, Adjusted Operating Income, Adjusted Net Income and Adjusted EBITDA to U.S. GAAP Reconciliation ` GAAP Revenue Exclude: "All Other" operating s egments Exclude: Acquis ition accounting adjus tment to acquired deferred revenue Adjus ted Revenue ADJUSTED SEGMENT INCOME EXCLUDING AMORTIZATION Adjus ted s egment income as reported* Exclude: "All Other" operating s egments Exclude: Amortization expens e Adjus ted s egment income excluding amortization as a percent of adjus ted revenue ADJUSTED OPERATING INCOME EXCLUDING AMORTIZATION Adjus ted operating income as reported* Exclude: "All Other" operating s egments Exclude: Amortization Expens e Adjus ted operating income excluding amortization as a percent of adjus ted revenue ADJUSTED NET INCOME EXCLUDING AMORTIZATION Adjus ted net income as reported* Exclude: "All Other" operating s egments Exclude: Amortization expens e Adjus ted net income excluding amortization as a percent of adjus ted revenue Adjus ted EPS Diluted Shares Outs tanding ADJUSTED EARNINGS BEFORE INTEREST, TAX, DEPRECIATION AND AMORTIZATION Adjus ted net income excluding amortization* Exclude: Interes t expens e Exclude: Tax expens e Exclude: Depreciation & amortization Adjus ted earnings before interes t, tax, depreciation and amortization as a percent of adjus ted revenue FY 2018 FY 2017 ($ millions) $ 1,538.6 98.6 $ 1,425.8 93.8 (0.5) - $ 1,440.5 $ 1,332.0 $ 203.3 - $ 181.7 - (3.3) (0.4) $ 206.6 $ 182.1 14.3% 13.7% $ 142.9 - $ 117.3 - (3.3) (0.4) $ 146.2 $ 117.7 10.2% 8.8% $ 98.4 - $ 76.3 - (2.6) (0.3) $ 101.0 $ 76.6 7.0% 2.27 44.660 5.8% 1.75 43.905 $ $ $ 101.0 (25.4) (20.0) $ 76.6 (24.1) (15.2) (24.0) (22.6) $ 170.4 $ 138.5 11.8% 10.4% * Non-GAAP financial measure. Reconciliations from US GAAP are available elsewhere within this appendix. March 2019 65

FY 2018 and FY 2017 Adjusted Free Cash Flow from Continuing Operations to U.S. GAAP Reconciliation ($ millions) FY 2018 FY 2017 Net operating cas h flow from continuing operations $ 112.9 $ 53.5 Capital expenditures - continuing operations (12.4) (11.0) Free cas h flow us ed in continuing operations 100.5 42.5 Adjus tment for "All other"* 22.3 39.7 Adjus ted free cas h flow from continuing operations as a percent of Adjus ted net income excluding Amortization $ 122.8 $ 82.2 122% 107% ` * Represents the removal of the financial results of our South Africa and Heat Transfer businesses. Note: These businesses are now being reported as an "All Other" group of operating segments for U.S. GAAP purposes due to certain wind-down activities that are occurring within these businesses. March 2019 66

FY 2016 Adjusted Free Cash Flow from Continuing Operations to U.S. GAAP Reconciliation ($ millions) FY 2016 Net operating cas h flow from continuing operations $ 53.4 Capital expenditures - continuing operations (11.7) Free cas h flow us ed in continuing operations 41.7 Adjus tment for South African projects 33.1 Adjus ted free cas h flow from continuing operations as a percent of adjus ted net income $ 74.8 120% March 2019 67